UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2019

Translate Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38550	61-1807780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 Hartwell Avenue Lexington, Massachusetts		02421
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 945-7361

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 3, 2019, Translate Bio, Inc. (the “Company”) entered into an employment agreement with Richard Wooster, Ph.D., pursuant to which Dr. Wooster will serve as the Company’s Chief Scientific Officer effective upon the commencement of his employment with the Company, which is expected to be May 2019. As a result, Michael Heartlein, Ph.D., the Company’s current Chief Scientific Officer and Chief Technical Officer, will no longer serve as the Company’s Chief Scientific Officer effective upon the commencement of Dr. Wooster’s employment, though he will remain as the Company’s Chief Technical Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSLATE BIO, INC.

Date: April 8, 2019	By:	/s/ Paul Burgess
Paul Burgess
Chief Legal Officer and Secretary